UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2010

Orchid Cellmark Inc.

(Exact name of the registrant as specified in its charter)

Delaware	000-30267	22-3392819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4390 US Route One, Princeton, NJ 08540

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (609) 750-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

At our Annual Meeting of Stockholders on November 9, 2010, our stockholders: (i) elected each of Eugene I. Davis and Stefan Loren as a Class I Director of the Company to serve a three-year term expiring in 2013 (Proposal 1); and (ii) ratified the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 (Proposal 2).

The following table sets forth information regarding the number of votes cast for, against or withheld, abstentions and broker non-votes, with respect to each matter presented at the meeting.

		For	Against	Withheld	Abstain	Broker Non-Votes

Proposal 1	Eugene I. Davis	11,105,856	N/A	6,496,841	N/A	6,517,939

	Stefan Loren	17,350,440	N/A	252,257	N/A	6,517,939

Proposal 2	Ratification of Grant Thornton LLP	24,002,246	90,412	N/A	27,978	N/A

In addition to Mr. Davis and Dr. Loren, the following directors continue to serve on the board of directors: Thomas A. Bologna, Nicole S. Williams, Bruce D. Dalziel and Dr. James M. Hart.

On November 9, 2010, the Board of Directors elected Mr. Davis as Chairman of the Board of Directors and appointed Mr. Davis to the following committees of the Board: Compensation Committee (together with Mr. Dalziel and Dr. Loren); and Nominating and Governance Committee (together with Dr. Hart and Ms. Williams). The Board of Directors appointed Dr. Loren to the following committees of the Board: Audit Committee (together with Mr. Dalziel and Ms. Williams); and Compensation Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orchid Cellmark Inc.

Date: November 12, 2010	By:	/s/ William J. Thomas
	Name:	William J. Thomas
	Title:	Vice President and General Counsel